UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 5, 2013

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On May 5, 2013, Inergy, L.P., a Delaware limited partnership (“Inergy”), Inergy GP, LLC, a Delaware limited liability company (“Inergy GP” and, together with Inergy, the “Recipient Parties”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“Crestwood Gas Holdings”) and Crestwood Holdings LLC, a Delaware limited liability company (“Crestwood Holdings” and, together with Crestwood Gas Holdings, the “Contributor Parties”) entered into a Contribution Agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, Crestwood Gas Holdings has agreed to contribute (the “Contribution”) all of its interests (the “CMLP GP Interests”) in Crestwood Gas Services GP LLC (“CMLP GP”), a Delaware limited liability company which serves as the general partner of Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”) and owns all of the incentive distribution rights and general partner units of CMLP, to Inergy in exchange for 35,103,113 common units of Inergy (“Inergy Common Units”) and 4,387,889 subordinated units of Inergy (the “Subordinated Units”).

At the closing, the partnership agreement of NRGY will be amended to provide for the terms of the Subordinated Units. In particular, until (i) the amount of adjusted operating surplus generated during one consecutive, non-overlapping four-quarter period equals or exceeds the sum of the minimum aggregate distribution of $0.52 paid on all outstanding Inergy Common Units and Subordinated Units during such period (based on a weighted average of such units outstanding during the period), (ii) the distribution of available cash from operating surplus on each Inergy Common Unit and Subordinated Unit outstanding during such entire period equaled or exceeded a minimum aggregate distribution of $0.52, and (iii) there are no cumulative arrearages on Inergy Common Units, the Subordinated Units shall be entitled to distributions of available cash for a particular quarter only after each Inergy Common Unit has received a minimum quarterly distribution of $0.13 plus any cumulative arrearages for such quarter.

The Recipient Parties and Contributor Parties have made certain customary representations, warranties and covenants in the Contribution Agreement, including, without limitation, a covenant to operate their businesses prior to the consummation of the Contribution in the ordinary course consistent with past practice. Such representations, warranties and covenants: (i) have been made only for purposes of the Contribution Agreement; (ii) have been qualified by confidential disclosures made to the Contributor Parties and the Recipient Parties in connection with the Contribution Agreement; (iii) are subject to materiality qualifications contained in the Contribution Agreement which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement; and (v) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the summary contained in this Item 1.01 is included only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Contributor Parties, the Recipient Parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Contributor Parties, the Recipient Parties or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in public disclosures regarding the Contributor Parties or the Recipient Parties. The Contribution Agreement also includes indemnification provisions that are typical for transactions of this nature.

Consummation of the Contribution is subject to customary conditions, including, without limitation, (i) absence of any order, injunction or decree issued by a court of competent jurisdiction preventing the consummation of the closing of the Contribution, (ii) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (iii) the other party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers) and (iv) satisfaction of the closing conditions in the Merger Agreement (as defined below) relating to (A) the accuracy of the other party’s representations and warranties (subject to certain customary materiality qualifiers set forth in the Merger Agreement), (B) the other party’s compliance with its covenants and agreements (subject to certain customary materiality qualifiers set forth in the Merger Agreement) and (C) absence of a material adverse effect on the parties to the Merger Agreement (as described below), in each case of (A), (B) and (C) if the closing of the transactions contemplated by the Merger Agreement were to occur on the closing date of the Contribution Agreement. The Contribution is also conditioned on (i) the closing of the Purchase and Sale Agreement (as defined below) and (ii) the irrevocable deposit no later than one business day prior to the closing date of the Contribution Agreement by Inergy to Inergy’s transfer agent, as paying agent, of all of the common units of NRGM (as defined below) held by Inergy for distribution to the holders of Inergy Common Units.

The Contribution Agreement may be terminated: (i) by mutual agreement of Crestwood Holdings and Inergy GP, (ii) by either Crestwood Holdings or Inergy GP if the Purchase and Sale Agreement (as defined below) has been terminated, (iii) by either Crestwood Holdings or Inergy GP if the closing of the Contribution has not occurred before November 5, 2013, (iv) by either Crestwood Holdings or Inergy GP if the consummation of the transactions contemplated by the Contribution Agreement would violate any nonappealable final order, decree or judgment of any governmental authority with competent jurisdiction, (v) by Inergy GP, if there has been a willful and material violation or breach by the Contributor Parties of any covenant, representation or warranty in the Contribution Agreement which has caused, or is reasonably likely to cause, a condition to the Recipient Parties’ obligations in the Contribution Agreement not to be satisfied or, in the case of a covenant breach, which has not been cured within ten days after written notice of such violation or breach has been provided to the Contributor Parties, or (vi) by Crestwood Holdings, if there has been a willful and material violation or breach by the Recipient Parties of any covenant, representation or warranty in the Contribution Agreement which has caused, or is reasonably likely to cause, a condition to the Contributor Parties’ obligations in the Contribution Agreement not to be satisfied or, in the case of a covenant breach, which has not been cured within ten days after written notice of such violation or breach has been provided to the Recipient Parties.

The Contribution Agreement contains customary indemnification provisions for the Contributor Parties and Recipient Parties to obtain damages from each other due to breaches of representations or warranties or due to failure to comply with covenants contained in the Contribution Agreement, which are generally subject to a deductible of $4.5 million and an aggregate cap on liability of $33.75 million.

Commitment Letter

In connection with the Contribution Agreement, Inergy entered into a commitment letter with Citibank Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America, N.A. to acquire fully underwritten commitments to fund (i) a $325 million senior secured term loan B facility and (ii) a $200 million senior secured revolving credit facility, the proceeds of which would be used to refinance Inergy’s existing revolving credit facility, pay fees and expenses and for general corporate purposes. The funding of the commitments is conditioned upon, among other things, the consummation of the Contribution.

Follow-On Contribution Agreement

Simultaneously with the execution of the Contribution Agreement, Inergy, Inergy GP, Crestwood Holdings, and Crestwood Gas Holdings entered into a Follow-On Contribution Agreement dated as of May 5, 2013 (the “Follow-On Contribution Agreement”). The Follow-On Contribution Agreement permits Crestwood Holdings to contribute to Inergy 7,137,841 of the NRGM Common Units that Crestwood Holdings receives in the Merger in exchange for 14,318,396 Inergy Common Units. The right of Crestwood Holdings to make such contribution is conditioned on the closing of the Contribution and the Merger. If the Contribution is consummated and the Merger Agreement is terminated, Crestwood Holdings will have the right under the Follow-On Contribution Agreement to contribute to Inergy 6,670,651 common units of CMLP in exchange for a total of 14,318,396 Inergy Common Units.

Merger Agreement

Inergy has entered into an Agreement and Plan of Merger dated as of May 5, 2013 (the “Merger Agreement”), among Inergy Midstream, L.P. (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and newly-formed wholly-owned subsidiary of NRGM (“Merger Sub” and, together with NRGM and NRGM GP, the “Buyer Parties”) (collectively with the Buyer Parties, the “Inergy Parties”), Crestwood Holdings, CMLP, and CMLP GP (together with Crestwood Holdings and CMLP, the “Seller Parties”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into CMLP at the effective time of the merger, with CMLP surviving the merger (the “Merger”). Following the Merger, NRGM will be the sole limited partner of CMLP and a new Delaware limited liability company wholly-owned by NRGM will be the sole general partner of CMLP. Other than the units held by Crestwood Holdings, CMLP GP and Crestwood Gas Holdings and any affiliates (the “Crestwood Holders”) to which they transfer units in accordance with the Voting Agreement (as defined below), all of the common units (including restricted common units and common units issuable upon settlement of phantom units in CMLP) and class D units representing limited partner interests in CMLP outstanding at the effective time of the Merger (collectively, the “CMLP Units”) will be cancelled and converted into the right to receive $1.03 in cash (the “Cash Consideration”) and newly-issued common units representing limited partner interests in NRGM (“New NRGM Common Units”) based on an exchange ratio of 1.0700 New NRGM Common Units per CMLP Unit. The Crestwood Holders will receive New NRGM Common Units, using the same exchange ratio, but will not receive the Cash Consideration. No fractional New NRGM Common Units will be issued in the Merger, and CMLP unitholders will receive cash in lieu of any fractional New NRGM Common Units.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties thereto. The parties have also agreed, subject to certain exceptions, to operate their respective businesses in the ordinary course until the Merger is consummated. Furthermore, the Seller Parties have agreed not to initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding any third party acquisition proposals and, subject to certain exceptions, restrictions on their ability to respond to any such unsolicited proposal (such provisions, the “no-shop provisions”). Subject to certain exceptions, the parties agreed that following completion of the transactions contemplated by the Purchase and Sale Agreement (as defined below) and the Contribution Agreement until the earliest to occur of (A) two years following the termination of the Merger Agreement pursuant to its own terms, (B) the effective time of the Merger, and (C) the termination of the Merger Agreement due to CMLP’s right to terminate the Merger Agreement upon an adverse recommendation change in response to a third party takeover proposal, in the event an opportunity to develop, acquire or invest in an asset or business is presented to NRGM, CMLP, or either of their affiliates, each of NRGM and CMLP will either jointly determine the allocation of participation in such opportunity or, if unable to make such joint determination, will participate in such opportunity on an equal (50/50) basis. Moreover, except under certain circumstances, Inergy agreed not to change, or cause to be changed, any directors of NRGM’s board of directors until the earlier to occur of (i) the termination of the Option Agreement (as defined below) in accordance with its terms and (ii) the effective time of the Merger.

Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the Merger by the affirmative vote or consent of holders of a majority of the outstanding CMLP Units, (2) receipt of applicable regulatory approvals, (3) the absence of certain legal injunctions or impediments prohibiting the Merger and the other transactions contemplated by the Merger Agreement, (4) the effectiveness of a registration statement on Form S-4 with respect to the New NRGM Common Units, (5) approval for the listing on the New York Stock Exchange of the New NRGM Common Units, (6) the consummation of certain transactions pursuant to (i) the Purchase and Sale Agreement (as defined below) and (ii) the Contribution Agreement, (7) the receipt of certain tax opinions, (8) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties and (9) the absence of any material adverse effect with respect to each of the Buyer Parties and Seller Parties.

The Merger Agreement contains provisions granting both NRGM and CMLP the right to terminate the Merger Agreement for certain reasons, including, among others, if (1) the Merger does not occur on or before November 5, 2013, (2) the CMLP unitholders fail to adopt the Merger Agreement, or (3) either the Purchase and Sale Agreement or the Contribution Agreement is validly terminated in accordance with the terms therein. The Merger Agreement also contains provisions granting CMLP the right to terminate the Merger Agreement if (a) any Buyer Party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure would result in a failure of a closing condition to be satisfied or (b) a change of recommendation of CMLP GP’s board is effected in response to a third party takeover proposal. The Merger Agreement also contains provisions granting NRGM the right to terminate the Merger Agreement if (a) any Seller Party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure would result in the failure of a closing condition to be satisfied, (b) any Seller Party commits a willful and material breach of the no-shop provisions or certain provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a meeting to obtain CMLP unitholder approval of the Merger Agreement or (c) an adverse change of recommendation is effected by CMLP GP’s board.

CMLP will be required to pay NGRM a $50.8 million termination fee if (a) NRGM exercises its right to terminate the Merger Agreement due to (i) a willful and material breach by CMLP of the no-shop provisions or the provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a meeting to obtain unitholder approval of the Merger Agreement or (ii) the occurrence of a change of recommendation by CMLP GP’s board or (b) CMLP exercises its right to terminate the Merger Agreement due to the occurrence of a change of recommendation by CMLP GP’s board in response to a third party takeover proposal. If the Merger Agreement is terminated because CMLP fails to obtain the requisite CMLP unitholder approval of the Merger Agreement, then CMLP will be required to reimburse the Buyer Parties up to $10.0 million for their actual and documented expenses.

The boards of directors and committees of independent directors of the general partners of each of Inergy and NRGM have approved the Merger Agreement and the related transactions.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, the Inergy Parties, CMLP GP, Crestwood Gas Holdings, and Crestwood Holdings (together with Crestwood Gas Holdings and CMLP GP, the “Crestwood Parties”) entered into a Voting Agreement dated as of May 5, 2013 (the “Voting Agreement”). Pursuant to the Voting Agreement, the Crestwood Parties agreed to vote all the CMLP Units owned by the Crestwood Parties in favor of the Merger and the adoption of the Merger Agreement at any meeting of CMLP unitholders called for such purpose. Among other things, the Crestwood Parties further agreed (i) not to initiate, solicit or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith, (ii) not to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of the CMLP Units collectively owned by the Crestwood Parties and (iii) that any additional units in CMLP acquired by the Crestwood Parties after the execution of the Voting Agreement would be subject to the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) November 5, 2013, (d) the making of any change, by amendment, waiver or other modification by any party, to any provision of the Merger Agreement that would be adverse to any of the Crestwood Parties without the prior written consent of CMLP GP and (e) the mutual written agreement of each of the Crestwood Parties and the Inergy Parties to terminate the Merger Agreement.

Option Agreement

Simultaneously with the execution of the Merger Agreement and the Voting Agreement, the Inergy Parties and the Crestwood Parties entered into an Option Agreement dated as of May 5, 2013 (the “Option Agreement”). Pursuant to the Option Agreement, each of the Crestwood Parties granted to NRGM an option (the “Option”) to purchase all units in CMLP held by each such Crestwood Party pursuant to the terms of the Option Agreement. As provided in the Option Agreement, the Option is exercisable by NRGM upon notice at any time (prior to the termination of the Option Agreement) and in its sole discretion only upon the termination of the Merger Agreement due to the exercise by NRGM of its right to terminate the Merger Agreement due to either (a) a willful and material breach of the Crestwood Parties’ duties under the Merger Agreement in connection with the no-shop provisions or the provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a unitholder meeting to obtain approval of the Merger Agreement and Merger or (b) the failure to obtain approval of the Merger Agreement and the Merger by the affirmative vote or consent of holders of a majority of the outstanding CMLP Units at the CMLP unitholder meeting (but only if immediately prior to such CMLP unitholder meeting NRGM had the right to terminate the Merger Agreement due to the occurrence of a change of recommendation by CMLP GP’s board or conflicts committee and such recommendation was unrelated to a third party takeover proposal).

Cautionary Statement

The foregoing descriptions of the Contribution Agreement, Follow-On Contribution Agreement, Merger Agreement, Voting Agreement and Option Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements (other than certain schedules and exhibits thereto) that are attached hereto as Exhibits 2.1, 2.2, 10.1, 10.2 and 10.3 and are incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information described above in Item 1.01 hereto with respect to the Contribution Agreement and the Follow-On Contribution Agreement is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Officer Severance Plan

On May 5, 2013, the board of directors of Inergy GP approved the adoption of the Inergy Group Officer Severance Plan (the “Officer Severance Plan”), which will be effective as of, and contingent upon the completion of the Purchase and Sale (as defined below). The Officer Severance Plan provides for certain officers and key employees of Inergy and its affiliates, including each of Inergy’s named executive officers who are current employees, to receive severance payments and benefits if their employment is terminated by the employer other than for “cause” (as defined in the Officer Severance Plan) or the individual resigns due to the occurrence of a “constructive termination event” (as defined in the Officer Severance Plan) (such termination, a “Qualifying Termination”), in each case, during the 18 month period following the completion of the Purchase and Sale (as defined below). Specifically, upon a Qualifying Termination, subject to the participant’s execution, delivery and non-revocation, to the extent applicable, of a release of claims, each of our named executive officers would be entitled to receive an amount in a lump sum cash payment equal to three times the sum of his or her annual base salary and annual bonus opportunity (determined in accordance with the terms of the Officer Severance Plan), as well as continued participation in the employer’s medical and dental plans at no cost to the executive for a two year period following such Qualifying Termination. The severance payments and benefits payable pursuant to the Officer Severance Plan will not be duplicative of the amounts that may become payable upon such termination under any existing employment agreement with Inergy and its affiliates.

Restricted Unit Agreement Amendment

On May 5, 2013, the boards of directors of Inergy GP and NRGM GP each approved a form of amendment (each, a “Restricted Unit Agreement Amendment”) to each award agreement evidencing outstanding grants of restricted units pursuant to the Inergy Long Term Incentive Plan and the Inergy Midstream, L.P. Long Term Incentive Plan, respectively, other than those restricted units held by non-employee directors of Inergy GP and NRGM GP. Each Restricted Unit Agreement Amendment will be effective as of, and contingent upon, the completion of the Purchase and Sale (as defined below). Each Restricted Unit Agreement Amendment provides for outstanding restricted units to vest upon the earlier to occur of the vesting date set forth in the applicable award agreement or upon the “early vesting date” established in the Restricted Unit Agreement Amendment (which will be December 31, 2013 for certain employees, including some of Inergy and NRGM’s named executive officers who are current employees, and the first anniversary of the consummation of the Purchase and Sale (as defined below) for each other employee). In addition, the Restricted Unit Agreement Amendment provides for earlier vesting upon an employee’s termination by his or her employer other than for “cause” or resignation by the employee following the occurrence of a “constructive termination event” (each, as defined in the Restricted Unit Agreement Amendment).

Cautionary Statement

The foregoing descriptions of the Officer Severance Plan and Restricted Unit Agreement Amendments do not purport to be complete. The two Restricted Unit Agreement Amendments described above in this Item 5.02 are substantially similar in form. The foregoing descriptions of the Officer Severance Plan and Restricted Unit Agreement Amendments are subject to, and are qualified in their entirety by, the full text of the Officer Severance Plan and form of Restricted Unit Agreement Amendment, respectively, that are attached hereto as Exhibits 10.4 and 10.5 and incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

Purchase and Sale Agreement

On May 5, 2013, Crestwood Holdings, Crestwood Gas Holdings (together with Crestwood Holdings, the “Buyers”), NRGP Limited Partner, LLC, a Delaware limited liability company (“NRGP”), and Inergy Holdings GP, LLC, a Delaware limited liability company (“IHGP” and, together with NRGP, the “Sellers”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”). Pursuant to the Purchase and Sale Agreement, (i) IHGP will sell to Crestwood Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings L.P., a Delaware limited partnership and sole member of NRGY GP (“Inergy Holdings”), (ii) NRGP will sell to Crestwood Gas Holdings a 1% limited partnership interest in Inergy Holdings and (iii) the Buyers shall pay to the Sellers a total of $80 million in cash, payable 99% to IHGP and 1% to NRGP (such transactions, together, the “Purchase and Sale”). Pursuant to the terms of the Purchase and Sale Agreement, the closing of the Purchase and Sale shall occur immediately prior to the closing of the Contribution.

In connection with the Purchase and Sale Agreement, both Inergy and NRGM have agreed to enter into registration rights agreements in favor of the Buyers and certain owners of the Sellers with respect to common units in Inergy and NRGM, respectively.

Additional Information and Where to Find It

This document contains information about the proposed merger involving NRGM and CMLP. In connection with the proposed merger, NRGM will file with the Security and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the unitholders of CMLP. CMLP will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NRGM, CMLP, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by NRGM and CMLP through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by CMLP with the SEC from CMLP’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by NRGM with the SEC from NRGM’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

NRGM, Inergy, and CMLP and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of CMLP in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of CMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding CMLP’s directors and executive officers is contained in CMLP’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding NRGM’s directors and executive officers is contained in NRGM’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this document regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of NRGY’s, NRGM’s and CMLP’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect NRGY’s, NRGM’s or CMLP’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the NRGM and CMLP businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in NRGY’s, NRGM’s and CMLP’s filings with the SEC. You should read NRGY’s, NRGM’s and CMLP’s filings with the SEC, including their Annual Reports on Form 10-K for the years ended September 30, 2012, September 30, 2012 and December 31, 2012, respectively, and their most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Neither NRGY, NRGM nor CMLP assumes any obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of May 5, 2013, by and among Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy, L.P., and Inergy GP, LLC.

2.2	Follow-On Contribution Agreement, dated as of May 5, 2013, by and among Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy, L.P. and Inergy GP, LLC.

10.1*	Agreement and Plan of Merger dated as of May 5, 2013, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.2	Voting Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.3	Option Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.4	Inergy Group Officer Severance Plan.

10.5	Form of Amendment to Restricted Unit Agreements under Inergy Long Term Incentive Plan.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Inergy agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: May 9, 2013	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Sr. Vice President – General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of May 5, 2013, by and among Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy, L.P., and Inergy GP, LLC.

2.2	Follow-On Contribution Agreement, dated as of May 5, 2013, by and among Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy, L.P. and Inergy GP, LLC.

10.1*	Agreement and Plan of Merger dated as of May 5, 2013, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.2	Voting Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.3	Option Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.4	Inergy Group Officer Severance Plan.

10.5	Form of Amendment to Restricted Unit Agreements under Inergy Long Term Incentive Plan.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Inergy agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.